UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 21, 2014

SUNCOKE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001- 35782	35-2451470
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2014, SunCoke Energy Partners, L.P. (the “Partnership”) announced the resignation of Mark E. Newman, as the Senior Vice President and Chief Financial Officer of SunCoke Energy Partners GP LLC (the “Company”), the Partnership’s general partner. Mr. Newman will remain as an employee of the Company until November 3, 2014. The Company’s Board of Directors has appointed Fay West as its Senior Vice President and Chief Financial Officer, and as a Director of the Company, to replace Mr. Newman in these roles, effective as of October 27, 2014. A copy of the press release announcing Mr. Newman’s resignation and Ms. West’s appointment is attached hereto as Exhibit 99.1.

Ms. West currently is the Company’s Vice President and Controller, a position she has held since July 2012. In addition, since February 2011, she has been the Vice President and Controller of SunCoke Energy, Inc. (“SunCoke”), the Partnership’s corporate sponsor. Prior to joining SunCoke, Ms. West was Assistant Controller at United Continental Holdings, Inc. (an airline holding company) from April 2010 to January 2011. She was Vice President, Accounting and Financial Reporting for PepsiAmericas, Inc. (a manufacturer and distributor of beverage products) from December 2006 through March 2010 and Director of Financial Reporting from December 2005 to December 2006. Ms. West worked at GATX Corporation from 1998 to 2005 in various accounting roles, including Vice President and Controller of GATX Rail Company from 2001 to 2005 and Assistant Controller of GATX Corporation from 2000 to 2001. Ms. West, a certified public accountant, began her career with Arthur Andersen & Co., where she spent six years. She holds a B.S. in Accounting from DePaul University.

Ms. West does not have a direct or indirect material interest in any transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K. There also is no arrangement or understanding between Ms. West and any other person pursuant to which Ms. West was selected for her new position, nor does Ms. West have a familial relationship to any of the Company’s other executive officers, or to any member of the Company’s Board of Directors.

Neither the Company nor the Partnership has entered into any employment agreement with Ms. West. Ms. West has signed a letter agreement with SunCoke, and her compensation is set by SunCoke. For a description of the material terms of Ms. West’s compensatory arrangements with SunCoke, please refer to SunCoke’s Current Report on Form 8-K filed October 21, 2014.

A copy of the letter agreement between Ms. West and SunCoke will be attached as an exhibit to SunCoke’s Quarterly Report on Form 10-Q for the period ended September 30, 2014.

Safe Harbor Statement

Statements contained in the exhibit to this report that state the Company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the

Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	SunCoke Energy Partners, L.P. Press Release (October 21, 2014).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY PARTNERS, L.P.

By:	SunCoke Energy Partners GP LLC,
its General Partner

By:	/s/ Denise R. Cade
Denise R. Cade Senior Vice President, General Counsel, and Corporate Secretary

Date: October 21, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	SunCoke Energy Partners, L.P. press release (October 21, 2014).